Exhibit 4.2

EXECUTION COPY

AMENDMENT NO. 16, WAIVER AND AGREEMENT (this “Amendment”) dated as of July 21, 2006, to the Second Lien Credit Agreement dated as of July 29, 2004, among THERMADYNE INDUSTRIES, INC., a Delaware corporation (“Industries”), THERMAL DYNAMICS CORPORATION, a Delaware corporation (“Dynamics”), TWECO PRODUCTS, INC., a Delaware corporation (“Tweco”), VICTOR EQUIPMENT COMPANY, a Delaware corporation (“Victor”), C & G SYSTEMS, INC., an Illinois corporation (“C & G”), STOODY COMPANY, a Delaware corporation (“Stoody”), THERMAL ARC, INC., a Delaware corporation (“Thermal Arc”), PROTIP CORPORATION, a Missouri corporation (“ProTip”), THERMADYNE INTERNATIONAL CORP., a Delaware corporation (“International” and, together with ProTip, Thermal Arc, Stoody, C & G, Victor, Tweco, Dynamics and Industries, the “Borrowers”), the Guarantors party thereto, the Lenders from time to time party thereto, the Supplemental Lender (as defined below) and CREDIT SUISSE (formerly known as Credit Suisse First Boston), as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, the “Collateral Agent”) (as amended by Amendment No. 1 and Agreement effective as of September 30, 2004, by Amendment No. 2 and Joinder Agreement dated as of November 22, 2004 (“Amendment No. 2”), by Amendment No. 3 and Consent dated as of January 3, 2005, by Amendment No. 4 dated as of March 16, 2005, by Amendment No. 5 dated as of March 30, 2005, by Amendment No. 6 dated as of March 31, 2005, by Amendment No. 7 dated as of July 1, 2005, by Amendment No. 8 dated as of August 8, 2005, by Amendment No. 9 dated as of October 7, 2005, by Amendment No. 10 and Agreement dated as of November 7, 2005, by Amendment No. 11 and Agreement dated as of December 29, 2005, by Amendment No. 12, Waiver and Consent dated as of March 9, 2006, by Amendment No. 13 and Agreement dated as of April 5, 2006, by Amendment No. 14 and Consent dated as of May 9, 2006, by Amendment No. 15 dated as of June 20, 2006, and as further amended, supplemented or modified, the “Credit Agreement”).

A.            Pursuant to the Credit Agreement, the Lenders have extended credit to the Borrowers.

B.            The Borrowers have requested that (i) senior secured second lien supplemental term loans (the “Supplemental Loans”) be made to the Borrowers by Credit Suisse (in such capacity, the “Supplemental Lender”) in an aggregate principal amount of $20,000,000, the proceeds of which will be used solely to prepay the entirety of the outstanding Term Loan (as defined in the First Lien Credit Agreement) and a portion of the outstanding Revolving Loan and to pay related fees and expenses, and the terms of which shall be identical to the existing Loans outstanding under the Credit Agreement, as amended hereby, and (ii) certain other changes be made to the Credit Agreement, all as provided herein.

C.            The Supplemental Lender is willing to make the Supplemental Loans and the Required Lenders are willing to agree to such amendments, in each case on the terms and subject to the conditions set forth herein.

D.            Capitalized terms used but not defined herein shall have the meanings assigned to them in the Credit Agreement.

Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.  Supplemental Loans.  (a) Subject to the terms and conditions set forth herein and relying upon the representations and warranties set forth herein and in the other Loan Documents, the Supplemental Lender agrees to make the Supplemental Loans to the Borrowers on the Supplemental Loan Closing Date (as defined below) in a principal amount not to exceed $20,000,000.

(b) The Borrowers will use the proceeds of the Supplemental Loans only for the purposes specified in the recitals to this Amendment.

(c) Unless the context shall otherwise require, the term “Loans” as used in the Credit Agreement shall include the Supplemental Loans, and the term “Lenders” as used herein and in the Credit Agreement shall include the Supplemental Lender.

SECTION 2.  Waiver of Covenant Compliance.  With respect to the financial covenant contained in Section 6.10 (Maximum Leverage Ratio) of the Credit Agreement, the Administrative Agent, Collateral Agent and Required Lenders hereby waive any breach of or failure to comply with such covenant by the Borrowers and the other Credit Parties for the fiscal quarters ended September 30, 2004, through June 30, 2007.

SECTION 3.  Amendments.  (a) The definition of the term “EBITDA” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

““EBITDA” means, with respect to any Person for any fiscal period, without duplication, an amount equal to (a) consolidated net income of such Person for such period determined in accordance with GAAP, minus (b) the sum of (i) income tax credits, (ii) interest income, (iii) gain from extraordinary items and dispositions of discontinued operations for such period, (iv) any aggregate net gain (but not any aggregate net loss) during such period arising from the sale, exchange or other disposition of capital assets by such Person (including any fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets and all securities), and (v) any other non-cash gains that have been added in determining consolidated net income, in each case to the extent included in the calculation of consolidated net income of such Person for such period in accordance with GAAP, but without duplication, plus (c) the sum of (i) any provision for income taxes, (ii) Interest Expense, (iii) loss from extraordinary items and dispositions of discontinued operations and from impairments for such period (which loss, for the avoidance of doubt, shall in no case include operating losses from discontinued operations), (iv) depreciation and amortization for such period, (v) amortized debt discount for such period, (vi) the amount of any deduction to consolidated net income as the result of any grant to any members of the management of such Person of any Stock, (vii) any non-recurring employee severance expenses (A) not to exceed $2,000,000 in the aggregate, accrued during the fiscal year ended December 31, 2005, and (B) not to exceed $1,000,000 in the aggregate, accrued during the fiscal year ended December 31, 2006, in each case to the extent included in the calculation of consolidated net income of such Person for such period in accordance with GAAP, but without duplication, (viii) amounts incurred, not to exceed $1,400,000 in the aggregate, prior to June 30, 2006, in connection with modifications of the 9¼% Senior Subordinated Notes due 2014 and the Fourteenth Amendment to the First Lien Credit Agreement and Amendment No. 14 and Consent to this Agreement, (ix) amounts incurred, not to exceed $1,100,000 in the aggregate, during the fiscal quarter ended June 30, 2006, for audit and contractor fees relating to completion of 2005 Form 10-K and Form 10-Q for the fiscal quarter ended March 31, 2006, any restatements with respect to prior periods and audited financial statements related to any of the foregoing, (x) amounts incurred, not to exceed $400,000 in the aggregate, during the fiscal quarter ended September 30, 2006, for audit and contractor fees relating to completion of 2005 Form 10-K and Form 10-Q for the fiscal quarter ended March 31, 2006, any restatements with respect to prior periods and audited financial statements related to any of the foregoing or in connection with the transition from Ernst & Young LLP to other independent public accountants of recognized national standing, (xi) the accrual, net of any payment in cash, related to the net periodic post retirement benefits, (xii) consent fees, not to exceed $700,000 in the aggregate, paid on or subsequent to July 1, 2006, in connection with modifications of the 9¼% Senior Subordinated Notes due 2014, and (xiii) amounts incurred, not to exceed $400,000 in the aggregate, on or subsequent to July 1, 2006, in connection with the Sixteenth Amendment and Limited Waiver to the First Lien Credit Agreement and Amendment No. 16, Waiver and Agreement to this Agreement, plus or minus as applicable (d) the impact of any net change in the Borrowers’ LIFO inventory reserve.  For purposes of this definition, the following items shall be excluded in determining consolidated net income of a Person: (1) the income (or deficit) of any other Person accrued prior to the date it became a Subsidiary of, or was merged or consolidated into, such Person or any of such Person’s Subsidiaries; (2) the income (or deficit) of any other Person (other than a Subsidiary) in which such Person has an ownership interest, except to the extent any such income has actually been received by such Person in the form of cash dividends or distributions; (3) the undistributed earnings of any Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation or requirement of law applicable to such Subsidiary; (4) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued during such period; (5) any write-up of any asset; (6) any net gain from the collection of the proceeds of life insurance policies; (7) any net gain arising from the acquisition of any securities, or the extinguishment, under GAAP, of any Indebtedness, of such Person; (8) in the case of a successor to such Person by consolidation or merger or as a transferee of its assets, any earnings of such successor prior to such consolidation, merger or transfer of assets; and (9) any deferred credit representing the excess of equity in any Subsidiary of such Person at the date of acquisition of such Subsidiary over the cost to such Person of the investment in such Subsidiary.”

(b) The proviso at the end of Section 2.11(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“provided, however, that optional prepayments of Loans made after May 7, 2006, and prior to October 31, 2007, shall be accompanied by a prepayment fee in an amount (expressed as a percentage of the principal amount of the Loans to be prepaid) equal to 1.0%”.

(c) The proviso at the end of Section 5.03(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“provided, however, that (x) the monthly financial statements required to be delivered pursuant to this Section 5.03 for the fiscal months ended January 31, 2006, and February 28, 2006, shall not be required to be delivered until May 15, 2006, (y) the monthly financial statements required to be delivered pursuant to this Section 5.03 for the fiscal months ended March 31, 2006, and April 30, 2006, shall not be required to be delivered until July 15, 2006, and (z) the monthly financial statements required to be delivered pursuant to this Section 5.03 for the fiscal months ended June 30, 2006, and July 31, 2006, and the audited annual financial statements required to be delivered pursuant to this Section 5.03 for the fiscal year ended December 31, 2005, shall not be required to be delivered until September 15, 2006”.

(d) Section 5.03 (b)(ii) is hereby amended and restated in its entirety to read as follows:

“(ii) in the case of (x) reports due under Section 5.03(a)(i) and (y) reports due under Section 5.03(a)(ii) with respect to the third fiscal month of each fiscal quarter, setting forth computations in reasonable detail satisfactory to the Administrative Agent demonstrating compliance with the covenant contained in Section 6.10”.

(e) Section 6.10 (Maximum Leverage Ratio) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Permit the Leverage Ratio at the end of any fiscal quarter to be greater than 6.25 to 1.00.”

SECTION 4.  Representations and Warranties.  To induce the other parties hereto to enter into this Amendment, the Credit Parties represent and warrant to each of the Lenders, the Administrative Agent and the Collateral Agent, that, after giving effect to this Amendment, (a) the representations and warranties set forth in Article III of the Credit Agreement are true and correct in all material respects on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, and (b) no Default or Event of Default has occurred and is continuing other than any Default or Event of Default resulting solely from failure to deliver the financial statements required to be delivered by Section 5.03(a) of the Credit Agreement.

SECTION 5.  Other Agreements. (a) On the Supplemental Loan Closing Date, Borrowers shall apply the proceeds of the Supplemental Loans to prepay the entirety of the outstanding Term Loan (as defined in the First Lien Credit Agreement) and a portion of the outstanding Revolving Loan and to pay related fees and expenses.

(b) It is the intention of the parties that, once made, the Supplemental Loans be treated as Loans for all purposes of the Credit Agreement, with the same priority as to payment and rights in the Collateral as the existing Loans.  In furtherance of the foregoing, when made, the Supplemental Loans will be allocated ratably to each outstanding Borrowing, and the interest rate (as modified hereby) and remaining Interest Period applicable to such outstanding Borrowing will be applicable to the portion of the Supplemental Loans allocated thereto.

(c) The Borrowers shall ensure that within 45 days of the Supplemental Loan Closing Date, the Administrative Agent shall have received, on behalf of itself and the Lenders, a written opinion from local counsel in each jurisdiction of organization of a Foreign Guarantor (each as defined in Amendment No. 2 to the Credit Agreement, a “Foreign Guarantor”) (a) to the effect that no additional filing, recording or other action (including corporate action on the part of the relevant Foreign Guarantor) is required to have the guarantee of such Foreign Guarantor apply to the Loans (as amended hereby), including the Supplemental Loans, or to maintain the Lien created under the Collateral Documents on the assets or equity interests of such Foreign Guarantor to secure such guarantee, or, if any such filing, recording or other action is so required (a “Required Action”), specifying the nature thereof, and (b) covering such other matters as the Administrative Agent shall reasonably request, in each case, in form and substance reasonably satisfactory to the Administrative Agent.  In addition, Borrowers shall cause each Foreign Guarantor to make or obtain any Required Action within 30 days after the delivery of the legal opinion referred to in the preceding sentence with respect to such Foreign Guarantor.

(d) The Borrowers shall ensure that within 15 days of the Supplemental Loan Closing Date, the Administrative Agent shall have received, on behalf of itself and the Lenders, a written opinion of Armstrong Teasdale LLP, counsel to the Borrowers, to the effect that each Credit Party (other than the Foreign Guarantors) is duly qualified to transact business and is in good standing as a foreign corporation in each state set forth opposite its name on Schedule I attached hereto.

SECTION 6.  Conditions to the Making of Supplemental Loans.  The obligation of the Supplemental Lender to make the Supplemental Loans is subject to the satisfaction of the following conditions on the date, occurring on or prior to July 21, 2006, of such Borrowing (such date, the “Supplemental Loan Closing Date”):

(a) The Administrative Agent shall have received a notice of the Borrowing in respect of the Supplemental Loans that satisfies the requirements of Section 2.03 of the Credit Agreement (with the reference to the Closing Date in the first sentence thereof deemed to be a reference to the Supplemental Loan Closing Date).

(b) The representations and warranties set forth in Article III of the Credit Agreement and in each other Loan Document shall be true and correct in all material respects on and as of the Supplemental Loan Closing Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, and at the time of and immediately after the making of the Supplemental Loans, no Event of Default or Default shall have occurred and be continuing.

(c) The Administrative Agent shall have received, on behalf of itself and the Lenders, a favorable written opinion of Armstrong Teasdale LLP, counsel for the Borrowers, which opinion shall (A) be dated the Supplemental Loan Closing Date, (B) be addressed to the Administrative Agent and the Lenders and (C) cover such matters relating to this Amendment and the transactions contemplated hereby as the Administrative Agent shall reasonably request and in form and substance reasonably satisfactory to the Administrative Agent.  The Borrowers hereby request such counsel to deliver such opinions.

(d) The Administrative Agent shall have received (i) an omnibus certificate, dated the Supplemental Loan Closing Date and signed by the Secretary or Assistant Secretary of each Credit Party (other than the Foreign Guarantors), certifying that (A) except as set forth on any schedule attached thereto, the certificate or articles of incorporation (or other equivalent formation document) of such Credit Party previously delivered on the Closing Date have not been amended since the date of such delivery, (B) except as set forth on any schedule attached thereto, the by-laws (or other equivalent organizational document) of such Credit Party as in effect and delivered on the Closing Date have not been amended since the date of such delivery, (C) attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors (or other equivalent governing body) of such Credit Party authorizing the execution, delivery and performance of this Amendment and the Borrowing of the Supplemental Loans, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (D) attached thereto is a certificate as to the good standing of such Credit Party as of a recent date by the Secretary of State (or other similar official) of the jurisdiction of its organization, and (E) as to the incumbency and specimen signature of each officer executing this Amendment, (ii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (i) above, and (iii) such other documents as the Lenders or the Administrative Agent may reasonably request.

(e) The Administrative Agent shall have received a certificate, dated the Supplemental Loan Closing Date and signed by a Financial Officer of the Credit Parties (other than the Foreign Guarantors), confirming compliance with the conditions precedent set forth in paragraph (b) of this Section 5.

(f) The Administrative Agent shall have received, or shall receive substantially simultaneously with the Borrowing of the Supplemental Loans hereunder, all fees and other amounts due and payable on or prior to the Supplemental Loan Closing Date, including, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses required to be reimbursed or paid by the Borrowers hereunder or under any other Loan Document.

(g) The Collateral Agent shall have received a certificate, dated the Supplemental Loan Closing Date and signed by a Financial Officer of the Credit Parties (other than the Foreign Guarantors), certifying that, except as set forth on any schedule attached thereto, (i) Schedule 3.01 of the Credit Agreement is complete, correct and accurate, and (ii) Schedule 3.02 of the Credit Agreement sets forth the current location of each Credit Party’s chief executive office and the warehouses and premises at which any Collateral with a fair market value of more than $20,000 is located, in each case, as of the Supplemental Loan Closing Date.

(h) This Amendment shall have become effective in accordance with Section 7 below.

SECTION 7.  Effectiveness.  This Amendment shall become effective as of the date set forth above on the date that:

(a) the Administrative Agent (or its counsel) shall have received:

(i) counterparts of this Amendment that, when taken together, bear the signatures of the Credit Parties and the Required Lenders;

(ii) a copy of the written consent of the First Lien Agent (as defined in the Intercreditor Agreement) required pursuant to Section 5.2 thereof, in form and substance reasonably satisfactory to the Administrative Agent; and

(iii) a copy of a fully executed and delivered amendment, in form and substance reasonably satisfactory to the Administrative Agent, to the First Lien Credit Agreement, permitting the transactions contemplated hereby; and

(b) the Administrative Agent shall have received an amendment fee, for distribution to the Lenders, in an amount equal to $75,000.

SECTION 8.  Effect of Amendment.  Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Administrative Agent or the Collateral Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.  Nothing herein shall be deemed to entitle any Credit Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.  This Amendment shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein.  After the date hereof, any reference to the Credit

Agreement shall mean the Credit Agreement, as modified hereby.  This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

SECTION 9.  Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same contract.  Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.

SECTION 10.  Applicable Law.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 11.  Headings.  The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

SECTION 12.  Reaffirmation of Guaranties and Collateral Documents.  Each Credit Party, by its signature below, hereby (a) agrees that, notwithstanding the effectiveness of this Amendment, the Collateral Documents continue to be in full force and effect, (b) affirms and confirms its guaranty of all of the Obligations and if applicable the pledge of and/or grant of a security interest in its assets as Collateral to secure the Obligations, all as provided in the Collateral Documents as originally executed, and acknowledges and agrees that such guaranty, pledge and/or grant continue in full force and effect in respect of, and to secure, the Obligations under the Credit Agreement, as amended hereby, and the other Loan Documents, and that such Obligations shall include all Obligations in respect of the Supplemental Loans, and (c) affirms and confirms that all the representations and warranties made by or relating to it contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the Supplemental Loan Closing Date with the same effect as though made on and as of the Supplemental Loan Closing Date, except to the extent such representations and warranties expressly relate to an earlier date.

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IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed and delivered by its duly authorized officer as of the date first set forth above.

THERMADYNE INDUSTRIES, INC.,

by	/s/ Patricia S. Williams
Name: Patricia S. Williams
Title: Vice President, Secretary & General Counsel

THERMAL DYNAMICS CORPORATION,

by	/s/ Patricia S. Williams
Name: Patricia S. Williams
Title: Vice President, Secretary & General Counsel

TWECO PRODUCTS, INC.,

by	/s/ Patricia S. Williams
Name: Patricia S. Williams
Title: Vice President, Secretary & General Counsel

VICTOR EQUIPMENT COMPANY,

by	/s/ Patricia S. Williams
Name: Patricia S. Williams
Title: Vice President, Secretary & General Counsel

C & G SYSTEMS, INC.,

by	/s/ Patricia S. Williams
Name: Patricia S. Williams
Title: Vice President, Secretary & General Counsel

STOODY COMPANY,

by	/s/ Patricia S. Williams
Name: Patricia S. Williams
Title: Vice President, Secretary & General Counsel

THERMAL ARC, INC.,

by	/s/ Patricia S. Williams
Name: Patricia S. Williams
Title: Vice President, Secretary & General Counsel

PROTIP CORPORATION,

by	/s/ Patricia S. Williams
Name: Patricia S. Williams
Title: Vice President, Secretary & General Counsel

THERMADYNE INTERNATIONAL CORP.,

by	/s/ Patricia S. Williams
Name: Patricia S. Williams
Title: Vice President, Secretary & General Counsel

THERMADYNE HOLDINGS CORPORATION,

by	/s/ Patricia S. Williams
Name: Patricia S. Williams
Title: Vice President, Secretary & General Counsel

MECO HOLDING COMPANY,

by	/s/ Patricia S. Williams
Name: Patricia S. Williams
Title: Vice President, Secretary & General Counsel

C&G SYSTEMS HOLDING, INC.,

by	/s/ Patricia S. Williams
Name: Patricia S. Williams
Title: Vice President, Secretary & General Counsel

CIGWELD PTY LTD.,

by	/s/ Patricia S. Williams
Name: Patricia S. Williams
Title: Vice President, Secretary & General Counsel

DUXTECH PTY LTD.,

by	/s/ Patricia S. Williams
Name: Patricia S. Williams
Title: Vice President, Secretary & General Counsel

QUETACK PTY, LTD.,

by	/s/ Patricia S. Williams
Name: Patricia S. Williams
Title: Vice President, Secretary & General Counsel

QUETALA PTY, LTD.,

by	/s/ Patricia S. Williams
Name: Patricia S. Williams
Title: Vice President, Secretary & General Counsel

THERMADYNE AUSTRALIA PTY LTD.,

by	/s/ Patricia S. Williams
Name: Patricia S. Williams
Title: Vice President, Secretary & General Counsel

THERMADYNE INDUSTRIES LIMITED,

by	/s/ Patricia S. Williams
Name: Patricia S. Williams
Title: Vice President, Secretary & General Counsel

THERMADYNE WELDING PRODUCTS CANADA LIMITED,

by	/s/ Patricia S. Williams
Name: Patricia S. Williams
Title: Vice President, Secretary & General Counsel

CREDIT SUISSE, CAYMAN ISLANDS BRANCH, individually and as Administrative Agent and Collateral Agent,

by	/s/ Phillip Ho
Name: Phillip Ho
Title: Director

by	/s/ Karim Blasetti
Name: Karim Blasetti
Title: Associate

GSO SPECIAL SITUATIONS FUND LP, as a Lender,

by
Name:
Title:

NORTHWOODS CAPITAL IV, LIMITED, as a Lender,

By: Angelo, Gordon & Co., L.P., as Collateral Manager,

by	/s/ Bruce Martin
Name: Bruce Martin
Title: Managing Director

NORTHWOODS CAPITAL V, LIMITED, as a Lender,

By: Angelo, Gordon & Co., L.P., as Collateral Manager,

by	/s/ Bruce Martin
Name: Bruce Martin
Title: Managing Director

NORTHWOODS CAPITAL VI, LIMITED, as a Lender,

By: Angelo, Gordon & Co., L.P., as Collateral Manager,

by	/s/ Bruce Martin
Name: Bruce Martin
Title: Managing Director

SCHEDULE I

FOREIGN CORPORATION JURISDICTIONS

NAME OF CREDIT PARTY	STATE(S) OF FOREIGN QUALIFICATION

Thermadyne Holdings Corporation	Missouri

Thermadyne Industries, Inc.	California
Kentucky
Missouri
Texas

Thermal Dynamics Corporation	New Hampshire

Tweco Products, Inc.	California
Kansas

Victor Equipment Company	Texas

Stoody Company	California
Kentucky

Thermal Arc, Inc.	Ohio

Thermadyne International Corp.	California